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                                  EXHIBIT 11.1
                       COMPUTATIONS OF EARNINGS PER SHARE

                                  (in thousands
                           except earnings per share)
                                   (unaudited)
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                                            For the three months                       For the six months
                                               ended June 30,                            ended June 30,
                                               --------------                            --------------
                                          1997                 1996                  1997               1996
                                          ----                 ----                  ----               ----

Shares used in the computation of earnings per share:
Weighted daily average
  of shares outstanding                    4,648,677           4,463,891            4,645,274         4,464,909

  Shares used in the computation of
    primary earnings per shares            4,827,537           4,651,031            4,824,457         4,648,761
                                      ===============     ===============       ==============     =============
  Shares used in the computation of
   fully diluted earnings per share        4,864,959           4,660,819            4,852,174         4,664,660
                                      ===============     ===============       ==============     =============

Net income used in the computation of earnings per common share:

  Net income                          $        1,079      $        1,704        $       2,643      $      3,448
                                      ===============     ===============       ==============     =============

  Primary earnings per share          $         0.22      $         0.37        $        0.55      $       0.74
                                      ===============     ===============       ==============     =============

  Fully diluted earnings per share    $         0.22      $         0.37        $        0.55      $       0.74
                                      ===============     ===============       ==============     =============

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